                                                        DRAFT

                    THE NARRAGANSETT ELECTRIC COMPANY

                           INVITATION FOR BIDS

                             FOR PURCHASE OF

                          FIRST MORTGAGE BONDS

  The Narragansett Electric Company (the Company) is inviting bids, subject to the terms and conditions for bids attached hereto (the Terms and Conditions), for the purchase of not exceeding $___ million aggregate principal amount of its First Mortgage Bonds (New Bonds). The series designation, principal amount, maturity date, redemption provisions, and interest payment dates of each issue of New Bonds, the time, date, and place for the submission of bids therefor, and the place for delivery of Confirmations of Bids therefor, shall be designated by the Company by prior notice given pursuant to the Terms and Conditions. Copies of the registration statement, the Terms and Conditions, and the form of confirmation of bid may be obtained from the Company's Corporate Finance Department at the offices of New England Power Service Company, 25 Research Drive, Westborough, Massachusetts 01582. Bids will be considered only if made in accordance with, and subject to, the Terms and Conditions. Prior to the acceptance of any bid, the bidder or bidders will be furnished with a copy of a prospectus relating to the New Bonds which meets the requirements of section 10(a) of the Securities Act of 1933 at that time.

  The issue of a particular series of New Bonds shall not be contingent upon the issue of any other series. A bidder may bid for any one or more series or issue of New Bonds, but shall submit a separate bid for each such series or issue. The bidding for each series or issue shall be a separate transaction, and a bidder shall fully and timely comply with the Terms and Conditions separately for such series or issue.

  Inquiries and requests for additional information with respect to the bidding for the New Bonds may be directed to the Company's Corporate Finance Department at 25 Research Drive, Westborough, Massachusetts 01582 (telephone 508-366-9011).

                            THE NARRAGANSETT ELECTRIC COMPANY

                                           DRAFT
                         By:   ______________________________

                               ______________________________

Providence, Rhode Island
                  , 19__
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                    THE NARRAGANSETT ELECTRIC COMPANY

                      TERMS AND CONDITIONS FOR BIDS

                             FOR PURCHASE OF

                          FIRST MORTGAGE BONDS


  The Narragansett Electric Company (the Company) is inviting bids, subject to the following terms and conditions, for the purchase of its First Mortgage Bonds (New Bonds). Details concerning the New Bonds and the submission of bids therefor will be designated in a notice given to prospective bidders as set forth in Section 1 hereof. The registration statement referred to below contains brief summaries of some of the terms of the New Bonds and of the Indenture (as defined below) under which the New Bonds are to be issued. These summaries use terms defined in the Indenture and are qualified in their entirety by reference to the Indenture.

  The Company may invite bids for more than one series or issue of New Bonds. The issue of a particular series or issue of New Bonds shall not be contingent upon the issue of any other series or issue. A bidder may bid for any one or more series or issue of New Bonds, but shall submit a separate bid for each such series or issue. The bidding for each series or issue shall be a separate transaction, and a bidder shall fully and timely comply with the Terms and Conditions separately for each such series or issue.

1.  Information and Forms Available to Prospective Bidders

  The following documents relating to the New Bonds may be examined by prospective bidders at the offices of New England Power Service Company, Corporate Finance Department, 25 Research Drive, Westborough, Massachusetts, on any business day between 10 A.M. and 4 P.M.:

    (a) the registration statement on Form S-3 (including the financial statements, exhibits, any documents incorporated therein by reference, and any amendments or supplements thereto), as filed with the Securities and Exchange Commission, and the prospectus included therein;

    (b) the First Mortgage Indenture and Deed of Trust of the Company, dated as of September 1, 1944, the indentures supplemental thereto and the form of Supplemental Indenture thereto (collectively the Indenture), to Rhode Island Hospital Trust National Bank (successor to Rhode Island Hospital Trust Company), Trustee;

    (c) the form of confirmation of bid to be used in confirming the telephonic submissions of bids (the Confirmation of Bid) which, together with all schedules thereto, constitutes the form of purchase agreement (the Purchase Agreement);

    (d) the form of questionnaire referred to in Section 2 hereof (the Questionnaire) to be used by prospective bidders in furnishing certain information to the Company and to the Trustee under the Indenture and, in the case of a group of bidders, in designating the Representative (as defined below) of such group;

    (e) the order of the Division of Public Utilities and Carriers of the State of Rhode Island; and
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    (f)  the surveys by Milbank, Tweed, Hadley & McCloy (referred to in
Section 9 hereof) with respect to the necessity for qualification of the New Bonds for sale under securities or "blue sky" laws of the various states and with respect to legality of the New Bonds for investment in certain states by savings banks, life insurance companies, and trustees.

  Copies in reasonable quantities of Item (a) above, excluding any exhibits incorporated therein, and of Items (c), (d), and (f) above will be supplied to prospective bidders upon request.

  Not later than 4 p.m., Providence time, on the day immediately preceding the day for submission of bids for the New Bonds, the Company shall designate to prospective bidders, by telephone, telecopy, or telegram:

    (i)     the series designation of the New Bonds to be issued;

    (ii)    the aggregate principal amount of the New Bonds to be issued;

    (iii) the maturity date of the New Bonds, which maturity date shall be not later than 30 years from the date as of which the New Bonds are first issued;

    (iv)    the redemption provisions;

    (v)     the dates on which interest shall be paid; and

    (vi) the date, time, and place for submission of bids and the place for delivery of the Confirmations of Bids.

  The Company reserves the right to amend and/or supplement the registration statement and prospectus and to make changes in these Terms and Conditions and in the documents referred to in this Section, including the forms of supplemental indentures, and will give notice of the making of any such amendment, supplement, or change that, in the opinion of the Company, is material. Upon request, the Company will furnish copies of any amendment, supplement, or change to each prospective single bidder or to the Representative of any group of prospective bidders.

  Any notice given by the Company under these Terms and Conditions need be sent only to prospective bidders who have filed Questionnaires as provided in
Section 2 hereof. If a group of bidders shall have designated a Representative, such notice need be sent only to said Representative.

2.  General Provisions with Respect to Bidders

  In case of a bid by a group of bidders, the several bidders in the group shall act through a duly authorized representative or representatives (the Representative), who shall be a member of such group and who shall be designated and authorized as Representative by each member of such group in the Questionnaire filed by such member, or who may be substituted for a named Representative in accordance with the terms of said Questionnaire. (If a Representative ceases to be duly authorized by reason of substitution, withdrawal from the group, or otherwise, any action by the Representative while duly authorized shall continue in full force and effect, unless expressly modified or terminated.)

  No bid for the New Bonds will be considered unless the bidder (or, in the case of a group of bidders, each bidder) shall have filed with the Company's Corporate Finance Department, at the offices of New England Power Service Company, 25 Research Drive, Westborough, Massachusetts 01582, before noon, Boston time, seven days prior to the date of bid opening (or such later date as may be fixed by the Company), a Questionnaire properly filled in and signed in duplicate. Notwithstanding the filing of such Questionnaire, any prospective bidder may thereafter determine not to bid. The Company reserves the right to waive any irregularity in any Questionnaire or in the filing thereof and to obtain by telephone or other means of communication any information required by a Questionnaire. New Questionnaires properly filled in and signed in duplicate shall be submitted from time to time as necessary to reflect any changes in the information contained therein.

3.  Form and Content of Bids and Confirmation of Bids

  Each bid may be made by a single bidder or by a group of bidders and shall be for the purchase of all of the New Bonds. No bidder may submit or participate in more than one bid for the New Bonds. If any bidder participating in the winning bid for the New Bonds shall have submitted or participated in another bid, said bidder shall be deemed a defaulting bidder and the provisions of Section 12 of the Purchase Agreement shall apply to its participation. If a bid is made by a representative on behalf of a group of bidders, the obligations of the members of the group shall be several, and not joint or joint and several.

  All bids must be submitted by telephone and confirmed in writing in the manner set forth below on a Confirmation of Bid signed by the Representative on behalf of the members of a group of bidders, or in the case of a single bidder, by such bidder. Each bid must specify: (a) the interest rate, which shall be a multiple of 1/8 of 1% (if the interest rate specified exceeds ____% per annum, a further order of the Division of Public Utilities and Carriers will be necessary); and (b) the price to be paid to the Company for the New Bonds, which shall be expressed as a percentage of the principal amount of the New Bonds and shall not be less than 95% thereof nor more than 100% thereof. If the Confirmation of Bid is not signed by a partner or executive officer of the bidder or Representative, authority to sign and deliver said bid must be appended thereto unless previously furnished to the Company. The Confirmation of Bid shall specify the same interest rate and price specified in the telephonic bid and, if submitted by a Representative on behalf of a group of bidders, the principal amount of the offering of New Bonds to be purchased by each member of the group.

4.  Submission of Bids and Delivery of Confirmations of Bids

  All bids must be submitted by telephone, in the manner hereinafter set forth, at the time designated by the Company. Each Representative or single bidder, by submission of a bid, agrees to confirm the bid in writing, within one hour after the time designated for the submission of bids, by delivery of a Confirmation of Bid meeting the requirements of Section 3, at the place (which shall be in New York City) designated by the Company for delivery of the Confirmations of Bids, if notified that such bidder has tentatively been identified as the lowest bidder, or by telecopy if not so notified. The Company reserves the right at any time and from time to time to postpone the bidding date or time.

  Not less than one hour prior to the time designated by the Company for submission of bids, the Representative or single bidder shall notify the Company's Corporate Finance Department, at the offices of New England Power Service Company, 25 Research Drive, Westborough, Massachusetts, by telephone (508-366-9011), of the name and telephone number of the person or persons (the Authorized Telephonic Bidder) designated by the Representative or the single bidder to submit its bid.

  Not more than fifteen nor less than five minutes prior to the time designated for submission of bids, a representative of the Company shall establish telephonic contact with the Authorized Telephonic Bidder. Promptly at the time designated for submission of bids, the representative of the Company shall request the Authorized Telephonic Bidder to state the bid. The representative of the Company shall then repeat the bid to the Authorized Telephonic Bidder to verify its accuracy. Upon such verification of the accuracy of the bid, the representative of the Company shall make a record of the bid. Such record of the Company shall be controlling, except in the case of manifest error, for all purposes hereunder. After the closing of bids, information as to bids submitted by other bidders or groups of bidders will be furnished upon request.

5.  Acceptance or Rejection of Bids

  Each Confirmation of Bid will be examined by the Company promptly upon receipt at the place designated for the delivery thereof. Each bid, as evidenced by such confirmation, will be accepted or rejected in its entirety by the Company at said place within four hours after the time designated for submission of bids, and each bid not accepted within such four-hour period shall be deemed to have been rejected. Acceptance of a bid will be evidenced by endorsement by the Company upon the applicable Confirmation of Bid of its acceptance thereof and announcement thereof at said place and within such period.

  The Company reserves the right: (a) not to receive any bids; (b) to waive any irregularities in the form or submission of bids or the form or delivery of Confirmations of Bids; (c) to reject all bids after the submission thereof; and (d) to disqualify and reject the bid of any bidder or group of bidders (i) if the Company, in the opinion of its counsel, may not lawfully sell the New Bonds to such bidder or to one or more members of such group,
(ii) if the Company is not satisfied with the financial responsibility of such bidder or of one or more members of such group, or (iii) if, in the opinion of counsel for the Company, such bidder or one or more members of such group is in such relationship with Rhode Island Hospital Trust National Bank, Providence, Rhode Island, as would disqualify said Bank from acting as trustee under the Indenture if such bid were accepted (unless, in the case of a group of bidders, within two hours after the time designated for submission of bids, each such member shall have withdrawn from the group and the remaining members shall have agreed to purchase the New Bonds which such withdrawing member or members had offered to purchase); and any bid so disqualified and rejected by the Company shall be disregarded in determining the bid to be accepted.

  If, in a Confirmation of Bid submitted by a Representative, the total of the principal amounts designated to be purchased by the various members of the group does not equal the aggregate principal amount of the New
Bonds being offered, the Representative executing such bid may, forthwith upon notice of the discrepancy, correct any error in the Confirmation of Bid. If after any such correction is made there remains a discrepancy, the Representative's allocable share shall be increased or decreased by an amount necessary to eliminate such discrepancy; provided that, if the Representative's allocable share is eliminated entirely and the total of the principal amounts allocable to the remaining members of the group still exceeds the aggregate principal amount of the New Bonds, the remaining members' shares shall be ratably reduced by an amount necessary to eliminate the discrepancy. If, in a Confirmation of Bid submitted by a Representative, any bidder designated shall not have filed a Questionnaire as provided in
Section 2 hereof, and such filing shall not have been expressly waived by the Company, said bidder's name shall be stricken from the list and the Representative's allocable share shall be increased by the amount designated for the bidder whose name is stricken. (If there is more than one Representative, such increases or decreases shall be divided among them in proportion to the amount of New Bonds initially specified to be taken by each.) Any other errors with respect to the amounts allocable to various members of a group of bidders may be corrected by the Representative at any time prior to the acceptance of a bid by the Company. The Company shall be entitled to note any correction or change made pursuant to this paragraph on Schedule A to the Confirmation of Bid.

  If the interest rate or price specified in a Confirmation of Bid is not identical to that shown on the record of bid maintained by the Company, the Representative or single bidder, forthwith upon notice of the discrepancy, shall correct the Confirmation of Bid to conform to said record except if there shall be manifest error in such record.

  If any bid is accepted, the qualified bid resulting in the lowest cost of money to the Company (the Best Bid) will be accepted. The Best Bid will be that bid which, as determined by the Company, results in the lowest yield on the New Bonds being offered based on this term, the interest rate, and the bid price to the Company. The determination by the Company of the Best Bid shall be final.

  If two or more bids would yield the same lowest cost of money to the Company, the Company may, in its discretion, accept any one of such bids or may give the makers of such bids an opportunity to improve their bids within a designated time. If the Representative of any group of bidders which has submitted one of such bids shall within the designated time submit an improved bid for all of the New Bonds being offered that does not include all members of the original bidding group, the Company shall be entitled to accept the improved bid, provided that the bidders shall thereafter be limited to those designated in the improved bid. If no improved bid is submitted within the designated time, or if there are submitted two or more improved bids yielding the same lowest cost of money to the Company, the Company may in its discretion accept any one of such bids.

  Prior to acceptance of any bid, each bidder designated therein will be furnished a prospectus relating to the New Bonds which meets the requirements of Section 10(a) of the Securities Act of 1933 at that time.

6.  Determination of Redemption Prices for the New Bonds

  Forthwith upon the acceptance of a bid, the successful bidder or, if a group of bidders, the Representative, shall specify in writing the proposed initial public offering price of the New Bonds or shall state that no public offering of the New Bonds is intended to be made. The redemption prices of the New Bonds will thereupon be determined by the Company in the following manner, which determination shall be final.

  The Initial Public Offering Price shall be the price at which the New Bonds are to be initially offered for sale to the public, as specified by the successful bidder or the Representative of the successful bidders; provided that, in the event the successful bidder or the Representative shall have stated as aforesaid that no public offering of the New Bonds is intended, or declines to state a price at which the New Bonds are to be initially offered for sale to the public, the Initial Public Offering Price shall be deemed to be the price to be paid by the successful bidder or bidders to the Company for the New Bonds. The Annual Redemption Period shall be the twelve-month period beginning on the first day of the month as of which the New Bonds were first issued in each year, commencing with the year the New Bonds are first issued.

Special Redemption Prices

  The special redemption price applicable to each Annual Redemption Period shall be 100% of the principal amount of the New Bonds.

General Redemption Prices

  The initial general redemption price applicable during the twelve-month period beginning on the date as of which the New Bonds are first issued shall be the Initial Public Offering Price plus a percentage of the principal amount thereof equal to the interest rate of the New Bonds, which total, if not a multiple of 1/100 of 1%, shall be increased to the next higher multiple of 1/100 of 1%. Such initial general redemption price shall be reduced annually on the first day of the month as of which the New Bonds were first issued, commencing the year immediately following the year in which the New Bonds are first issued, by 1/* of the amount by which the initial general redemption price exceeds the principal amount of the New Bonds; provided, however:

    (a) that, if any general redemption price so determined is not a multiple of 1/100 of 1%, such redemption price shall be increased to the next higher multiple of 1/100 of 1%;

    (b) that the general redemption price applicable to any Annual Redemption Period shall not in any event be lower than the special redemption price applicable to such Annual Redemption Period; and

    (c) that the Company may designate additional terms, such as restrictions on redemption, as set forth in Section 1.

7.  The Purchase Agreement

  Forthwith upon the acceptance by the Company of a bid for the New Bonds, the accepted Confirmation of Bid together with all schedules thereto shall become a binding contract, which shall be the Purchase Agreement between the Company and the successful bidder or bidders, all of whose rights shall thereupon be determined solely in accordance with the terms thereof, subject to such changes therein as may be appropriate if the successful bidder or bidders shall not contemplate a public offering. The Company shall, upon request, indicate its acceptance of the accepted bid by signing and delivering to the successful bidder or Representative of the successful bidders a duplicate copy of the Confirmation of Bid.

8.  Counsel for the Successful Bidder or Bidders

  Milbank, Tweed, Hadley & McCloy, 1 Chase Manhattan Plaza, New York, New York 10005, have been selected by the Company as counsel for the successful bidder or bidders for the New Bonds to give opinions with respect to the New Bonds. Such counsel have prepared surveys for prospective bidders contemplating a reoffering of New Bonds, with respect to the necessity for qualification of the New Bonds for sale under securities or "blue sky" laws of various states and with respect to the legality of the New Bonds for investment in certain states by savings banks, life insurance companies, and






________________________________

  * The denominator of the fraction is two-thirds of the number of years from the first day of the month as of which the New Bonds are first issued to the maturity date specified by the Company in the notice given pursuant to
Section 1 hereof, or, if such calculation does not produce an integer, the denominator shall be the next higher integer.

trustees. The successful bidder or bidders are to pay the compensation and disbursements of such counsel, except as otherwise provided in the Purchase Agreement. Such counsel will, on request, advise any prospective bidder who has filed a Questionnaire as provided in Section 2 hereof of the amounts of such compensation and estimates of the disbursements.

                                   THE NARRAGANSETT ELECTRIC COMPANY


                                                  DRAFT
                                   By:   ______________________________

                                         _______________________________

Providence, Rhode Island
                    , 19__